Exhibit 30


               POWER OF ATTORNEY SUBSTITUTION


          The undersigned, ERNEST RUBENSTEIN, pursuant to the authority granted to him by (i) that certain Power of Attorney dated January 21, 1991, granted to the undersigned by FIMA FINANCE MANAGEMENT, INC., (ii) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by IFINT-USA INC., (iii) that certain Power of Attorney dated January 14, 1994 granted to the undersigned by PREASEPE IV B.V., (iv) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by IFINT S.A.,
(v) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by ISTITUTO FINANZIARIO INDUSTRIALE S.p.A., (vi) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by GIOVANNI AGNELLI & C. S.a.a., (vii) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by GIOVANNI AGNELLI, (viii) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by UMBERTO AGNELLI, (ix) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by GIOVANNI NASI, (x) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by GIANLUIGI GABETTI, and
(xi) that certain Power of Attorney dated January 23, 1991, granted to the undersigned by CESARE ROMITI (collectively, the "Powers of Attorney"), hereby substitutes in his stead JOHN E. LANGE as attorney-in fact and agent under each Power of Attorney, with all power and authority granted to the undersigned and his substitutes under such Power of Attorney and with full power of substitution.

                                   /s/ Ernest Rubenstein
                                      Ernest Rubenstein
January 14, 1994